SF Partnership, LLP

                                                           Chartered Accountants




November 9, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 23 of Form SB-2 dated November 9, 2004 of Friday Night Entertainment Corporation (the "Company") and are in agreement with the statements contained in the first, third, and fourth paragraphs of Item 23. We have no basis to agree or disagree with other statements of the Company contained therein.




Respectfully yours,



/s/ SF Partnership, LLP
-----------------------
SF Partnership, LLP
Chartered Accountants